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EXHIBIT 10.1

APEX BENGARA-II AND YAPEN
FARM OUT AGREEMENT

THIS FARM OUT AGREEMENT (this "Agreement" or "FOA"), is made effective as of the 1st day of January, 2000, by and between CONTINENTAL ENERGY CORPORATION ("CEC"), a British Columbia, Canada corporation located at Suite 1760, One Bentall Center, 505 Burrard Street, Vancouver, B.C., V7X-1M6, Canada, GEOPETRO RESOURCES COMPANY (the "Farmee"), a California, U.S.A. corporation located at Suite 400, One Maritime Plaza, San Francisco, CA, 94111, USA, APEX (BENGARA-II) LTD. ("Apex Bengara"), a British Virgin Islands corporation located at 3rd Floor, Ampera Raya Building, Jl. Ampera Raya 18, Jakarta, 12560, Indonesia, and APEX (YAPEN) LTD. ("Apex Yapen"), a British Virgin Islands corporation located at 3rd Floor, Ampera Raya Building, Jl. Ampera Raya 18, Jakarta, 12560, Indonesia. CEC, the Farmee, Apex Bengara and Apex Yapen are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties".

  WHEREAS, CEC, including through its subsidiaries Apex Bengara and Apex Yapen, is involved in the oil and gas exploration and production business in Indonesia pursuant to certain Production Sharing Contracts ("PSCs") with "Pertamina", the state oil company of the Republic of Indonesia, as described below. CEC does not presently derive any revenue or income from the PSC contract areas, which are in an exploratory stage. CEC is seeking Farmees to farm in, purchase and take up working interests in the PSCs in order to reduce CEC's exposure and raise capital to explore and drill in the PSC contract areas.

  WHEREAS, Apex Bengara was formed expressly for the sole purpose of entering into, holding and operating a PSC (the "Bengara-II PSC") covering a 4,867 square kilometer contract area known as the "Bengara-II Block" located partially onshore and partially offshore in East Kalimantan, Indonesia. Apex Bengara has no business or assets other than those pertaining to the Bengara-II PSC, which it signed with Pertamina on December 4, 1997. Under the Bengara PSC, Apex Bengara has the exclusive authority to conduct petroleum exploration and production operations for up to 30 years within the Bengara II Block. In accordance with a certain purchase agreement concerning the Apex Bengara stock dated effective August 1, 1998 (the "Bengara-II Share Purchase Agreement"), CEC purchased 50,000 common shares of Apex Bengara from four separate vendors (the "Original Vendors"), which shares constitute 100% of the authorized, issued and outstanding shares of Apex Bengara; thus, CEC is the sole owner of Apex Bengara. Apex Bengara is the sole signatory and holder of 100% of the Bengara-II PSC.

  WHEREAS, Apex Yapen was formed expressly for the sole purpose of entering into, holding and operating a PSC (the "Yapen PSC") covering a 9,500 square kilometer contract area known as the "Yapen Block" located offshore in northern Irian Jaya, Indonesia. Apex Yapen has no business or assets other than those pertaining to the Yapen PSC, which it signed with Pertamina on September 27, 1999. Under the Yapen PSC, Apex Yapen has the exclusive authority to conduct petroleum exploration and production operations for up to 30-years within the Yapen Block. In accordance with a certain purchase agreement concerning the Apex Yapen stock dated effective August 1, 1998 (the "Yapen Share Purchase Agreement"), CEC agreed to purchase 50,000 common shares of Apex Yapen from the Original Vendors, which shares constitute 100% of the authorized, issued and outstanding shares of Apex Yapen; upon close of such transaction, CEC will be the sole owner of Apex Yapen. Apex Yapen is the sole signatory and holder of 100% of the Yapen PSC.

  WHEREAS, the Farmee is engaged in the oil and gas business and wishes to farm in, purchase and take up a working interest in the PSCs and participate in their exploration and exploitation.

  WHEREAS, CEC and the Farmee desire to set forth in writing the terms and conditions pursuant to which the Farmee shall farm in, purchase from CEC and acquire a working interest in the PSCs and for that purpose have prepared this Agreement.

NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS HEREIN CONTAINED, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES COVENANT AND AGREE WITH EACH OTHER AS FOLLOWS:

1.  FARM OUT, WORKING INTEREST, PURCHASE PRICE AND FUNDING COVENANT

    All as part of a transaction hereinafter referred to as the "Farm Out":

a)
CEC agrees to farm-out and sell and deliver to the Farmee a forty percent (40%) undivided interest in each of two joint ventures (the "JVs") that respectively relate and correspond to equivalent interests in each of Apex Bengara and Apex Yapen and each of their underlying PSCs (the "Working Interests", as further defined in Article-3.c and 6 below). The JVs are more particularly described in the Bengara II Block Exploration Joint Venture Joint Operating Agreement, attached hereto, and the Yapen Block Exploration Joint Venture Joint Operating Agreement (collectively, the "JOAs"), each dated as of the effective date herewith. The parties acknowledge that a JOA for Apex Yapen will be prepared and executed as soon as possible based upon the form JOA for Apex Bengara attached hereto.

b)
The Farmee hereby agrees to farm-in and purchase and take up the Working Interests and to pay as consideration therefor the following:

(i)
Farmee shall pay to CEC an aggregate purchase price (the "Purchase Price") of One Million Two Hundred Ninety Seven thousand United States dollars (US$ 1,297,000), which represents 50% of its original acquisition costs for Apex Bengara and Apex Yapen (the "Acquisition Costs").

(ii)
Farmee hereby covenants to and shall be obliged (the "Funding Covenants"), in accordance with the provisions of the applicable JOA to which Farmee hereby agrees to become a party and in the manner prescribed in therein, to do as follows:

a-
The Farmee shall take up, fund and pay for, upon a practicable payment schedule, Farmee's Working Interest percentage share of all Apex Bengara and Apex Yapen costs and their related PSC costs and work commitments accruing and becoming payable commencing retroactively and becoming effective as of August 1, 1998,

b-
provided that all of the costs referred to in this Article-1.b.ii are subject to audit and adjustment to actual Working Interest share of such costs in accordance with the provisions of and in the manner provided for in the JOA, and are expected to be normally cost recovered in accordance with the PSC,

c-
further provided that CEC shall continue to be responsible, solely at its own 100% cost to pay and fully discharge, as soon as possible, its obligations to the Original Vendors pursuant to Bengara-II and Yapen Share Purchase Agreements, which, if not paid in full by the time CEC receives payment number 3 of the Purchase Price, CEC shall use all proceeds thereof toward satisfaction of its obligations under the Share Purchase Agreements, and the Farmee's obligations to pay its Working Interest share of costs shall not apply to CEC's obligations to the Original Vendors; and

d-
solely for the purposes of illustration and as a forecast of anticipated future expenditures required of CEC and Farmee with respect to these Funding Covenants, a table setting the costs expected to be incurred pursuant to the Funding Covenants in the proportions of the CEC's and Farmee's respective Working Interests during the first two quarters of calendar year 2000 in each of the JVs as derived from approved Pertamina budgets for same are attached hereto entitled Exhibit-#A. The above-described numbers and values set forth in said Exhibit-#A are not intended to be actual numbers or be binding upon the Parties, but are for illustrative purposes only; however, it is the firm intent of the Parties that all actual real costs accrued, incurred or paid with regard to the respective PSC related operations and corporate activities of Apex Bengara and Apex Yapen shall be shared by CEC and Farmee in proportion to their Working Interest shares for so long as the respective JOAs are in effect.

2.  PAYMENT SCHEDULE

    Cash payments required from the Farmee as per Article-1 above shall be made according to the following schedule:

a)
Farmee hereby agrees to pay the Purchase Price to CEC strictly in accordance with the following Purchase Price "Payment Schedule":

PURCHASE PRICE PAYMENT SCHEDULE

Payment Number	US Dollars Payment	Payment Due On or Before
-1-	$147,000.00	On signature of this FOA
-2-	$610,000.00	21-January-2000
-3-	$540,000.00	31-January-2000

	$1,297,000.00	Total Purchase Price

b)
Farmee hereby agrees to pay all cash due in accordance with Farmee's Funding Covenants as provided for in Article-1.b.ii above, including those described for quarters one and two of year 2000 as shown in Exhibit-#A, directly to either Apex Bengara or Apex Yapen at the time, and in such amounts as requested by the respective JV "Operator" (as defined in Article 3.g., below, and the JOAs) in cash calls according to the schedule and in the manner provided for in each respective JOA. The amounts set forth on Exhibit A under the three line items entitled "A/C payables" and "payment for operations" are the best estimates available at the present time. Such amounts are subject to audit and adjustments, with credit toward future cash calls under the JOA to the extent overstated on Exhibit A and paid by Farmee, and in no event shall Farmee be obliged to pay more for its share of such items in the event they are understated.

c)
CEC hereby represents that, as illustrated on Exhibit-#A, CEC has already paid a total of US$ 25,000 to Apex Yapen and US$ 225,000 to Apex Bengara in respect of its own funding obligations during the period August 1, 1998 through December 31, 1999. Farmee's respective Working Interest share of these costs is US$ 10,000 and US$ 90,000 respectively and, notwithstanding anything herein or in the JOAs to the contrary, Farmee agrees to pay such amounts directly to CEC no later than March 31, 2000; provided, however, that such amounts are subject to audit as set forth in Article-1.b.ii.b, above. Once the payments called for in this paragraph have been made, the parties agree and acknowledge that Farmee's Working Interest share of joint venture costs will be brought into proportionality with that of CEC as of December 31, 1999, and that the respective JOAs will apply to all costs incurred commencing January 1, 2000.

3.  JOINT VENTURE, WORKING INTEREST & JOA

    Farmee and CEC agree to, and are in fact entering into each of the JOAs two simultaneously herewith, both JOAs to be dated effective January 1, 2000. Each JOA shall form and constitute a JV between CEC, Farmee and any other subsequent farmees, all of whom as parties to the JOA shall be known as "JV Participants".

a)
The "Bengara JOA" shall create and govern the nature and operation of the "Bengara JV" and the JV Participants shall therein deem that the Bengara JV shall own a 100% participating interest in Apex Bengara and the underlying Bengara-II PSC and all business activities of Apex Bengara and petroleum operations conducted pursuant to the Bengara-II PSC shall be deemed to be for and on behalf of the Bengara JV.

b)
The "Yapen JOA" shall create and govern the nature and operation of the "Yapen JV" and the JV Participants shall therein deem that the Yapen JV shall own a 100% participating interest in Apex Yapen and the underlying Yapen PSC and all business activities of Apex Yapen and petroleum operations conducted pursuant to the Yapen PSC shall be deemed to be for and on behalf of the Yapen JV.

c)
Each JOA shall contain a listing and statement of the percentage interest that each JV Participant owns in the JV. The total amount of the JV Participants' percentage interests ownership in the JV shall be equal to 100% and each such JV Participant's interest is hereby defined as constituting the "Working Interest" ownership of that JV Participant in the particular JV, which shall in turn be equivalent to that same JV Participant's deemed percentage ownership in the respective underlying Apex company and its PSC as further described in Article-6 below.

d)
Each JOA shall contain the fundamental terms and conditions regarding the nature and manner in which the exploration, drilling and field exploitation activities within the respective PSC contract area and under the respective PSC are jointly conducted by CEC, Farmee and other farmees acting together as JV Participants in the respective JVs.

e)
Each JOA shall also contain the fundamental terms and conditions governing the nature and manner in which business matters are conducted among the JV participants within the respective JVs and the relationships between the JV participants and the rights and obligations of each JV Participant within the JV and with respect to each other.

f)
Each JOA shall contain provisions for, and only in the manner to be provided for in each JOA, and subject to commercial petroleum production as recognized by Pertamina having first been established by the JV with respect to the PSC contract area then each JV Participant may have the option to convert its JV Working Interest into a direct interest in the PSC provided that Pertamina approval of such assignment is first received.

g)
Each JOA shall contain provisions for recognizing the residual rights of the original Apex Bengara and Apex Yapen shareholders as set forth in their respective share purchase agreements with CEC dated effective August 1, 1998. CEC represents and warrants that such residual rights consist solely of: (i) the requirement that in the event the JV Participants choose to withdraw entirely from the respective PSC or permit it to terminate in accordance with the provisions thereof that, the JV Participants shall be obliged to turn back 100% of their interest in the respective PSC to the Original Vendors in proportion to their holdings at the time of sale to CEC; and (ii) the JV Participants shall not pledge, encumber or hypothecate any of their shares in Apex Bengara or Apex Yapen until all amounts due the Original Vendors pursuant to the Bengara II Stock Purchase Agreement and Yapen Stock Purchase Agreement have been paid in full.

h)
Any and all participants signing similar farm out agreements or in any manner otherwise acquiring a beneficial interest directly in either Apex Bengara or Apex Yapen or the underlying PSCs shall be required to become a party to either the Bengara JV or Yapen JV as a precondition of transfer of such interest by any JV Participant and only in the manner therefor provided in the applicable JOA such that all direct beneficial interest owners including CEC and Farmee shall at all times be parties to a single JOA and thereby JV participants in their respective JVs.

i)
Apex Bengara shall be the Bengara JV "Operator", with role and responsibility as defined in the Bengara JOA, on behalf of the Bengara JV Participants and Apex Yapen shall be the Yapen JV "Operator", with role and responsibility as defined in the Yapen JOA, on behalf of the Yapen JV Participants.

4.  DELIVERY OF PAYMENTS

    Farmee agrees to deliver the payments required of Farmee pursuant to Article-1 and Article-2 hereof as follows:

a)
Farmee agrees to deliver the entire Purchase Price in accordance with the Payment Schedule to CEC as follows:

(i)
Farmee shall deliver Purchase Price installment payment number -1- as set forth in Article-2.a by wire transfer to a CEC bank account designated in writing by CEC to Farmee and shall cause such transfer no later than January 20, 2000 and CEC shall use the proceeds of such installment strictly as provided for in Article-5.a hereof; and

(ii)
Farmee shall deliver Purchase Price installment payment number -2- as set forth in Article-2.a by check no later than January 21, 2000 to a Trust Account established for the purpose and under control of an attorney chosen by Farmee (the "Special Counsel") and the proceeds of such installment are to be utilized strictly as provided for in Article-5.c hereof.

(iii)
Farmee shall deliver Purchase Price installment payment number -3- as set forth in Article-2.a in the form of three separate written promissory notes each issued by the Farmee in favor of CEC (the "Notes"), each dated effective January 31, 2000, each bearing simple interest at a rate of 7.5% per annum from the effective date thereof, each containing specific payment delivery instructions and each taking the general form of the blank note attached hereto entitled Exhibit-B. Farmee shall issue such notes in the principal amounts and having dates on which payment of the principal amount together with any accrued but unpaid interest becomes due and payable as follows:

•
Note-#1 in the principal amount of US$ 180,000 payable on June 30, 2000.

•
Note-#2 in the principal amount of US$ 180,000 payable on September 30, 2000.

•
Note-#3 in the principal amount of US$ 180,000 payable on December 31, 2000.

b)
Except as provided for in Article-2.c. hereof, Farmee agrees to deliver the payments due pursuant to Farmee's Funding Covenants and as provided for in Article-2.b and Article-2.c and Article-5.a by wire transfer directly to accounts of Apex Bengara or Apex Yapen at the Hong Kong Shanghai Bank, Pondok Indah Branch, Jakarta, Indonesia as indicated by them in writing to the Farmee and as provided for in the respective applicable JOA.

5.  USE & APPLICATION OF PURCHASE PRICE PROCEEDS

    Upon signature by both parties, and except as otherwise provided herein, the Farm Out hereby constituted shall be irrevocable, and the Farmee agrees that:

a)
Upon delivery of installment payment number -1- of the Purchase Price as provided for in Article-4.a.i above, CEC shall cause US$ 100,000 of the full amount of such payment to be used as working capital in connection with the JVs which shall be treated as a working capital contribution to the JVs by CEC as per the JOAs. The remainder of payment number -1- shall be utilized by CEC at its own discretion. In accordance with this FOA and the JOAs, GeoPetro shall be required to contribute its JV Working Interest share of the aforementioned CEC JV contribution and shall do so by delivering to the JV accounts its corresponding JV Working Interest share of CEC's contribution in the amount of US$ 66,667 pursuant to a cash call made under the provisions of the JOA no earlier than May 31, 2000. In the event that CEC is unable to obtain the release of the Security Interest (as defined below) by February 29, 2000, then, at Farmee's option (i) CEC shall return such installment payment number -1- to Farmee by February 29, 2000 with simple interest at the rate of 7.5% per annum thereon or, if such installment has not been returned to Farmee by such date, or (ii) CEC shall cause Apex Yapen and Apex Bengara, respectively, to transfer to Farmee (or an affiliate identified by Farmee) a 5% Working Interest in each of the Apex PSC and the Bengara PSC, and Apex Yapen and Apex Bengara hereby agree to use their best efforts to effect such transfer.

b)
CEC is currently using its best efforts, and shall continue to do so, to obtain the release of a general security interest covering all of its assets, which may include its interests in Apex Yapen and Apex Bengara, held by one Mr. Fred Mancheski (the "Lender")of Connecticut, U.S.A. (the "Security Interest") in respect of a loan made by the Lender to CEC in December of 1998, and to terminate the consent order with Lender (the "Consent Order").

c)
Delivery of installment payment number -2- of the Purchase Price as provided for in Article-4.a.ii above shall be made to Farmee's counsel's ("Special Counsel") trust account strictly as follows: Special Counsel shall apply, but only if and when the Special Counsel is satisfied that the Security Interest and Consent Order will be terminated with such application, any or all of the proceeds of such installment payment number 2 as required to obtain the termination of the Security Interest and Consent Order, with the remainder to be paid over to CEC. In the event that the Security Interest and Consent Order are not released by February 29, 2000, then the Special Counsel shall return the proceeds of such installment payment number 2 to Farmee, and this Agreement shall terminate (including Farmee's obligation to deliver and make any payment upon the Notes), but subject to the other applicable terms and conditions hereof, including Article 5.a., above. Neither CEC, Apex Bengara nor Apex Yapen will cause the termination of the Security Interest or Consent Order by delivery of any shares of stock of such company or any Working Interest to the Lender.

d)
Upon delivery of the payments as provided for in Article-4.b above, Apex Bengara or Apex Yapen may immediately apply and use any funds so received for working capital requirements in accordance with the applicable JOA.

6.  THE SECURITY INTEREST

    Each JV Participant will own a Working Interest in the Joint Venture constituted by the JOA as provided for in Article-3 provided that:

a)
The Working Interest of each JV Participant shall be secured by a "Security Interest" consisting of two common share certificates, duly issued and registered in the name of the Farmee, dated as of the Closing Date, one certificate for a number of common shares in Apex Bengara and another for common shares of Apex Yapen representing a corresponding undivided share ownership percentage in each Apex company together with a deemed corresponding percentage interest in the respective underlying PSCs such that the respective amount of Working Interest owned by any JV Participant as set forth in this FOA and restated in the JOA shall be equivalent to the same JV Participant's Security Interest share ownership in the respective Apex company and shall also be equivalent to the deemed PSC interest owned by the JV Participant. The certificates shall be delivered to GeoPetro as soon as practicable after Closing in a manner, place and time agreed by the parties, but no later than February 29, 2000, and an executed board resolution relating thereto shall be delivered to GeoPetro by February 15, 2000.

b)
Notwithstanding the foregoing, the Apex Bengara and Apex Yapen common shares certificates held by any JV Participant shall be for the purposes of constituting a Security Interest in the manner to be provided for in the JOA.

c)
For so long as the applicable JOA is in force and effect the Security Interest represented by the share certificates and the Farmee's rights and obligations thereunder shall be subordinate to the Working Interest constituted in the JOA.

d)
CEC and Farmee hereby expressly agree that the Working Interests as created and defined in the respective JOA shall take precedence over and above those rights and obligations normally attributable to the any other shareholder as an owner of Security Interest common shares. Such precedence shall continue until such time as the applicable JOA is dissolved or otherwise terminates, expires or becomes ineffective.

e)
Immediately upon the applicable JOA becoming dissolved or otherwise ineffective, then the Working Interest shall likewise terminate and the rights, obligations and entitlements of the previous JV Participants and Security Interest owners shall vest in their respective Security Interest common shares and from that point in time forwards the JV Participants relations with one another and ownership in the Apex companies and underlying PSCs shall be as common shareholders subject to the memorandums and articles of association of the Apex companies.

7.  DELIVERY OF THE WORKING INTEREST

    CEC agrees to deliver, and hereby delivers, the Working Interest to the Farmee effective as of the date of Closing as defined in Article-8, below and further provided that the Working Interest entitlements and obligations becomes effective retroactively as at January 1, 2000 simultaneously on the same date as the effectiveness of this FOA and the JOAs.

8.  CLOSING

    The "Closing" of this Agreement shall occur on January 31, 2000 or such later date as the parties may agree (the "Closing Date") provided that on or before the Closing Date this FOA and the JOAs are signed by the parties, the Purchase Price wire transfers are made by GeoPetro as prescribed herein and the promissory notes constituting the last payment of the entire Purchase Price are signed and delivered by GeoPetro to CEC upon the same date and further provided that upon such Closing date the 40%Working Interest hereby purchased by GeoPetro shall be thereupon deemed simultaneously delivered to GeoPetro with effect from January 1, 2000.

9.  DEFAULT OF PAYMENT OF PURCHASE PRICE

a)
In the event that, for any reason other than breach of any representation, warranty or covenant contained herein, or fraud or similar, Farmee does not make full payment of the cash portion of the Purchase Price as provided for payments numbered -1- and -2- by the date payment number -2- of the Purchase Price is due as set forth in the Payment Schedule in Article-2.a above, then the Farmee shall be immediately upon such date held in default of Farmee's Purchase Price payment obligation. Under such circumstances this Agreement shall terminate upon such due date and the Parties shall be under no further obligation to one another (except as otherwise herein provided) and Farmee shall forfeit any partial payments of the Purchase Price already made. Also in the event of such default, the defaulting Farmee shall cease to be a party to any JOA already signed by the defaulting Farmee, in accordance with the provisions thereof, and shall no longer be entitled to any participation in the JVs and the Farmee hereby agrees that in the event of such default, then such default shall be deemed to constitute Farmee's withdrawal from any signed JOA and Farmee shall have no further recourse against CEC or any other JV Participant.

b)
In the event of a default of Farmee with respect to the promissory notes issued by Farmee to CEC as a portion of the Purchase Price as described in Article-4.a.iii above then the provisions of the notes regarding such default shall apply.

10. REPRESENTATIONS AND WARRANTIES OF THE FARMEE

    Effective as of the date hereof and as of the Closing, Farmee represents and warrants to CEC, acknowledging that CEC will be relying upon such representations and warranties in entering into this Agreement, that:

a)
Except for a potential transfer to a wholly owned subsidiary or other closely related affiliate, Farmee is purchasing as principal, for investment and not with a view to brokering an immediate resale or distribution, and no other person, corporation, firm or other organization will have a beneficial interest in the Apex Bengara and Apex Yapen Shares without proper assignment as shall be provided for in the JOA.

b)
The Farmee has the legal capacity and competence to enter into and execute this Agreement and take all actions required pursuant hereto and, if the Farmee is a corporation it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders, and others have been given to authorize execution of this Agreement on behalf of the Farmee.

c)
The entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to the Farmee or of any agreement, written or oral, to which the Farmee may be a party or by which the Farmee is or may be bound;

d)
This Agreement has been duly executed and delivered by the Farmee by the Farmee's duly authorized representative and constitutes a valid and binding agreement of the Farmee enforceable against the Farmee in accordance with its terms;

e)
The Farmee has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of Farmee's making an investment in this Farm Out and the Farmee is able to bear the economic risk of a total loss of this investment.

f)
The Farmee has had the opportunity to consult his or her own independent professional advisors with respect to the consequences of entering this Farm Out.

11. REPRESENTATIONS AND WARRANTIES OF CEC, APEX BENGARA AND APEX YAPEN

    Effective as of the date hereof and as of the Closing, CEC represents and warrants to Farmee, on its own behalf and on the behalves of Apex Bengara and Apex Yapen, acknowledging that the Farmee will be relying upon such representations and warranties in entering into this Agreement, that:

a)
CEC, Apex Bengara and Apex Yapen are valid and subsisting corporations duly incorporated and in good standing under the laws of their governing jurisdictions.

b)
CEC is a reporting issuer as defined in the Securities Act (British Columbia) (the "Act"), and the Securities Rules (the "Rules") under the regulation of the British Columbia Securities Commission (the "Commission"). Common shares of CEC are traded on the Canadian Venture Exchange (the "Exchange"). CEC is required to and is acting in accordance with the Act and all the Rules and regulations of the Exchange, including the making of accurate and timely filings and press releases with regard to its business and financial condition, and including with regard to consummating certain transactions including the one contemplated hereunder. CEC is obliged to seek Exchange acceptance of this transaction and shall do so at its own expense and risk, but regardless of its success in obtaining such acceptance the transactions in this FOA shall apply and remain binding upon CEC.

c)
There are no actions, suits, judgements, investigations or proceedings of any material kind outstanding, pending, or threatened against or affecting CEC or Apex Bengara and Apex Yapen at law or in equity or before or by any federal, provincial, state, municipal, or other governmental department, commission, board, bureau or agency of any kind whatsoever and, to the best of its knowledge, there is no basis therefor; except for an as yet unregistered and unresolved action brought by the Lender against CEC and CEC's former President in regard to a 1998 loan made to CEC all as more fully described in CEC's last audited financial statements and publicly filed information circular for CEC's year 2000 annual general meeting.

d)
The financial statements of CEC most recently filed with the Commission and the Exchange (the "Latest Financial Statements") accurately reflect the financial position of CEC consolidated with that of Apex Bengara and Apex Yapen as of the date thereof and, subject to changes over time in the ordinary course of CEC's business, no material change in such position has taken place since the date thereof, other than material changes disclosed in news releases filed with the Exchange since such date.

e)
The Farm Out by CEC does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its or the Apex companies' charter documents or any agreement or instrument to which CEC or the Apex companies is a party.

f)
The execution of this Agreement, and any actions called for hereunder, have been duly authorized by all necessary corporate action on behalf of CEC and the Apex companies, and constitutes a binding obligation of CEC and the Apex companies enforceable in accordance with its terms.

g)
Except as contemplated hereunder, there are no Pertamina, Indonesian or British Virgin Islands governmental or other filings, consents or approvals necessary to be made or obtained in order to Close the Farm Out.

h)
Custody of the original Apex Bengara and Apex Yapen corporate documents, share issues register, shareholders and directors meeting minutes and resolutions is with the Apex Bengara and Apex Yapen Secretary in the Jakarta office. Duplicate sets shall be maintained at CEC's corporate offices and at Apex Bengara and Apex Yapen's registered agent's office in the British Virgin Islands.

i)
The authorized capital stock of Apex Bengara consists of 50,000 ordinary shares, with a par value US$1 per share, all of which are issued, outstanding and fully paid. CEC has good and marketable title to all of its own material assets including all 50,000 of the shares of Apex Bengara, free and clear of any and all restrictions, taxes, claims, charges, liens, encumbrances and security interests thereon except for those certain residual obligations CEC has to the Apex Bengara vendors with regard to payment for the shares and covenants in regard to the shares CEC purchased from them pursuant to the share purchase and transfer agreement dated effective August 1, 1998, and except for certain encumbrances pursuant to interpretations of a general security agreement over all of the assets of CEC dated for reference November 22, 1999, in favor of the Lender referred to in Article-5.b above.

j)
The authorized capital stock of Apex Yapen consists of 50,000 ordinary shares, with a par value US$1 per share, all of which are issued, outstanding and fully paid. Upon closure of its acquisition CEC shall have good and marketable title to all 50,000 of the shares of Apex Yapen, free and clear of any and all restrictions, taxes, claims, charges, liens, encumbrances and security interests thereon except for those certain residual obligations CEC has to the Apex Yapen vendors with regard to payment for the shares and covenants in regard to the shares CEC is purchasing from them pursuant to the share purchase and transfer agreement dated effective August 1, 1998 as amended.

k)
There have been no amendments or changes to the Bengara-II PSC or the Yapen PSC since their respective signings and as of the date of this Agreement both PSCs are in full force and effect.

l)
There is no pending or threatened dispute, proceeding or other action by Pertamina or the Indonesian Government against CEC or Apex Bengara and Apex Yapen in connection with or pertaining to Apex Bengara and Apex Yapen or the PSCs.

m)
Except for those certain liabilities, obligations and commitments incurred by it directly in accordance with, and pursuant to, the PSCs, Apex Bengara and Apex Yapen have no other liabilities and no other obligations.

n)
All information relating to Apex Bengara, Apex Yapen and CEC furnished by CEC to the Farmee, in connection with CEC, Apex Bengara and Apex Yapen or the PSCs, is true and complete in all respects as of the date hereof (and does not fail to include any information that reasonably may be deemed material to Farmee's decision to enter into the transaction contemplated hereunder), provided that certain forward looking statements including without limitation cost estimations, production forecasts, resource and reserves estimations, oil price assumptions and economic analyses are prepared on a reasonable and realistic basis but are fully recognized by all parties as being assumptions commonly made when considering investment decisions but upon which there is no certainty that any such forecast results will actually be accurate or achieved.

o)
CEC agree to cause Apex Bengara and Apex Yapen management to not commit to any new liabilities or make any material changes in Apex Bengara and Apex Yapen's business activities pursuant to the PSCs or otherwise during the period from the signature date hereof and prior to Closing without first informing Farmee and obtaining Farmee's approval on any Apex Bengara and Apex Yapen business decisions other than routine ones made in accordance with the Annual Work Program and Budget for Calendar Year 2000 for both PSCs as already approved by Pertamina.

p)
Apex Bengara and Apex Yapen have good and marketable title to all of their material assets (including their respective PSCs), subject to terms and conditions of the applicable PSC, free and clear of any and all restrictions, taxes, claims, charges, liens, encumbrances and Security Interests.

12. DUE DILIGENCE MATERIALS

    Certified true and complete copies, as amended and currently valid, have been or shall be as soon as reasonable practicable furnished to the Farmee by CEC, unless otherwise specified below, and shall include:

a)
Apex Bengara and Apex Yapen's Certificate of Incorporation and Memorandum of Association and Articles of Association.

b)
The Bengara-II PSC and the Yapen PSC.

c)
The executed Bengara SPTA and the Yapen SPTA both dated effective August 1, 1998 pursuant to which CEC purchases Apex Bengara and Apex Yapen from the original vendors.

d)
The Annual Work Program and Budget for Calendar Year 2000 for both PSCs.

e)
A copy of the most recent audited financial statements of CEC consolidating the books of Apex Bengara and Apex Yapen together with an unaudited and management prepared financial statement from the last quarter stub period for which such is available.

f)
Full documentation relating to the Lender's general security interest and CEC's indebtedness to the original vendors of Apex Bengara and Apex Yapen.

13. COVENANTS OF FARMEE

    Farmee warrants that, in accordance with the Farm Out and in accordance with Farmee's capacity as a shareholder of Apex Bengara and Apex Yapen and a JV Participant and Working Interest holder, Farmee shall abide by and comply with and shall at all times cause Apex Bengara and Apex Yapen to abide by and comply with all responsibilities, obligations, undertakings, covenants and commitments placed on either Apex Bengara and Apex Yapen or the Farmee with respect to:

a)
the terms and conditions of the PSCs, regulations of Pertamina, MIGAS and other Indonesian authorities having jurisdiction and prevailing Indonesian laws;

b)
the fact that as a "going concern" Apex Bengara and Apex Yapen have certain pre-existing and continuing obligations with respect to its employees, consultants, suppliers, contractors and others and the Farmee shall at all times cause Apex Bengara and Apex Yapen to honor and fulfill all such outstanding commitments;

c)
the JV as may be from time to time amended in accordance with the rules described in the JOA; and

d)
the Apex Bengara and Apex Yapen Memorandum and Articles of Association as may be amended in accordance with the rules therein.

14. COVENANTS OF CEC

    CEC warrants, on its own behalf and on the behalves of Apex Yapen and Apex Bengara where applicable, as follows:

a)
That, in accordance with the Farm Out and in accordance with CEC's capacity as a shareholder of Apex Bengara and Apex Yapen and a JV participant, and otherwise, CEC shall abide by and comply with and shall at all times cause Apex Bengara and Apex Yapen to abide by and comply with all responsibilities, obligations, undertakings, covenants and commitments placed on either Apex Bengara and Apex Yapen or CEC with respect to:

(i)
the terms and conditions of the PSCs, regulations of Pertamina, MIGAS and other Indonesian authorities having jurisdiction and prevailing Indonesian laws;

(ii)
the fact that as a "going concern" Apex Bengara and Apex Yapen have certain pre-existing and continuing obligations with respect to its employees, consultants, suppliers, contractors and others and CEC shall at all times cause Apex Bengara and Apex Yapen to honor and fulfill all such outstanding commitments;

(iii)
the JV as may be from time to time amended in accordance with the rules described in the JOA; and

(iv)
the Apex Bengara and Apex Yapen Memorandum and Articles of Association as may be amended in accordance with the rules therein.

b)
That neither Apex Bengara nor Apex Yapen shall authorize or issue any additional shares of stock, whether common or preferred, nor shall they issue any debt of any kind, without the prior written consent of Farmee.

15. JOINT COVENANT TO FARM DOWN PROPORTIONALLY

    CEC and the Farmee recognize that their financial resources are limited and that proper exploration of the PSCs may take more funds than CEC and the Farmee alone are able to raise. Therefore CEC and the Farmee hereby agree to jointly conduct efforts to make additional farm outs of Working Interest from either or both PSCs to third parties at the best possible commercial terms. In such cases where farm out efforts are jointly initiated and conducted, then, if the terms are acceptable to both CEC and the Farmee, CEC and the Farmee will farm down and reduce their own respective Working Interest percentages, in proportion to their respective Working Interests at the time of such farm down, in order to provide an amount of Working Interest to the new farmee; provided, however, that neither party is obligated to proportionately farm down its Working Interest if the proposed terms of such Farm Down are unsatisfactory to it.

16. JOINT COVENANT TO FORM AREA OF MUTUAL INTEREST

    CEC and the Farmee have discussed a mutual interest in jointly pursuing additional PSC contract areas in Indonesia. Within three months of the date of Farmee's payment of all amounts owing pursuant to the promissory notes as per Article-4.a.iii, Closing CEC and the Farmee hereby covenant with one another to negotiate and enter a mutually acceptable contract to be known as an "Area of Mutual Interest" or "AMI" agreement covering the Republic of Indonesia and its waters. Such AMI will specify possible geographic areas for which PSCs may be jointly sought and the commercial terms and conditions of a joint venture for acquiring any such PSCs as well as pro-forma joint venture terms for managing them. Any such joint venture or similar agreements will, with respect to both CEC and Farmee, be on a 50/50 ground floor non-promoted basis.

17. ADDITIONAL AGREEMENTS

(a)
Both CEC and Farmee will promptly sign or cause its respective duly authorized representatives to sign and thereby bind the individual Parties in the event any other contracts, filings, declarations or agreements that are required or may become required to give full force and effect to and facilitate actions relating to and including without limitation the Farm Out, the Joint Venture, PSC activities and the consideration payable for same.

(b)
Until such time as Farmee has fully discharged its obligations under the Notes, Farmee covenants and agrees to immediately apply upon receipt and make partial prepayment thereby against the Notes twenty-five (25%) of any and all cash proceeds received directly by Farmee as a result of any and all farm outs or sales of Working Interests made by Farmee.

(c)
Until such time as CEC has fully discharged its obligations to the Original Vendors pursuant to the Bengara-II and Yapen Share Purchase Agreements, CEC covenants and agrees to immediately apply upon receipt and make partial prepayment thereby against such obligations twenty-five (25%) of any and all cash proceeds received directly by CEC as a result of any and all farm outs or sales of Working Interests made by CEC.

(d)
CEC covenant that, not later than January 21, 2000, or such later date as Farmee may agree, it will obtain a written agreement from each of the Original Vendors, in a form satisfactory to Farmee, whereby they release CEC and its successors and assigns from: (i) all obligations under Article VII of each of the Bengara II and Yapen Share Purchase Agreements (the "Release"); (ii) all restrictions on encumbering, pledging or hypothecating the shares of Apex Bengara as per Paragraph 4 of the promissory notes dated September 30, 1998, made by CEC in favor of Apex vendors (the "Waiver"). The delivery of the Release and the Waiver shall be conditions precedent to delivery of installment payments 2 and 3 by Farmee.

18. MISCELLANEOUS

    Time is of the essence of this Agreement. This FOA may not be assigned by either party and further this FOA shall;

a)
be binding on the executors, successors, trustees in bankruptcy or other legal representatives of both Parties;

b)
constitute the entire agreement between the Parties and shall supersede and replace any other express or implied, oral or written agreements between the Parties with respect to the Farm Out

c)
in the event and matter of any dispute arising between the Farmee and CEC with regard to their respective entitlements and obligations in accordance with the Farm Out this FOA shall take precedence over the JOA in the event of any conflict of interpretation between the FOA and the JOA;

d)
after Closing and upon the effective delivery of the Working Interest to the Farmee, be deemed to be satisfactorily performed and shall terminate and cease to be effective and the ongoing relationship of the Farmee and CEC shall be governed by the JOA; except that the Parties covenants in Articles 10, 11, 13, 14, 15, 16 and 17 hereof shall continue to survive and apply for as long as the Parties hereto remain parties to the JOA and further provided that the three promissory notes herewith issued shall remain several and binding on the Farmee as provided for therein;

e)
be governed by, and construed in accordance with, the laws of California, U.S.A., and jurisdiction and venue for any and all disputes hereunder or related hereto shall lie in U.S. Federal District Court in San Francisco, California.

19. NOTICES

    A party to this Agreement will give all notices to, or written communications with, the other party concerning this Agreement by fax provided that an original follows and is delivered by hand, or by courier or by registered mail addressed to the other party's address as first above written or as may be amended by like notice, and such notices shall be effective on the date of first delivery by fax or otherwise.

20. COSTS AND EXPENSES

    Reasonable and applicable legal costs incurred by the parties directly in the preparation and performance of this FOA and the JOAs (except for costs incurred by CEC, Apex Bengara and Apex Yapen with respect to the Lender) shall be for the account of the respective joint venture and shall be so billed by the parties and allocated by the Operator provided that each party is responsible for first paying costs of its own counsel or counsel retained by it and further providing suitable supporting accounting information in respect of such payments as the Operator may require are delivered to Operator and thereupon the Operator shall credit the respective parties Joint Venture Working Interest share of costs and advances accordingly. All other costs of the parties, unless otherwise provided for in the JOAs are solely for the account of the party incurring them and shall not be joint venture costs.

IN WITNESS WHEREOF the parties hereto set their hand effective on the date first above written.

CONTINENTAL ENERGY CORPORATION	GEOPETRO RESOURCES COMPANY

By its Chairman, Mr. Gary R. Schell	By its President, Mr. S.J. Doshi
APEX (BENGARA-II) LIMITED	APEX (YAPEN) LIMITED

By its President, Mr. Richard L. McAdoo	By its President, Mr. Richard L. McAdoo

EXHIBIT A

Current Status Statement at 31-Dec-99
For the Deal Continental Energy Bought Apex (Bengara-II) Ltd.

Original Deal—Continental to Pay Bengara-2 Vendors

	Due Date	Shares	Value at Deal	Total US$ Value
Total CEC Shares	30-Sep-98	850,000.00	$0.62	$525,619
Cash Payments to Vendors	30-Sep-98		$1,200,000	$1,200,000
Fund all Apex B2/PSC Needs	1-Aug-98		$—	$—

Total Original Deal Value at 1-Aug-98				$1,725,619

Transaction Summary of Issue of Continental Shares

Continental Shares	Due Date	Paid Date	Shares	Value at Deal	Total US$ Value
Total Shares to Vendors	30-Jun-99	30-Jun-99	850,000.00	$0.62	$525,619
Less Shares Issued to:
Apex Oil & Gas	30-Jun-99	30-Jun-99	(250,000.00)	$0.62	$(154,594)
Eka Sinto Kasih	30-Jun-99	30-Jun-99	(250,000.00)	$0.62	$(154,594)
Richard McAdoo	30-Jun-99	30-Jun-99	(250,000.00)	$0.62	$(154,594)
Asian Venture Finance Corp	30-Jun-99	30-Jun-99	(100,000.00)	$0.62	$(61,838)

Balance Shares Due at 31-Dec-99			—		$—

Transaction Summary of Cash Payments

Cash Payments	Due Date	Paid Date	Amount Due	Amount Paid	Total US$
Cash Payment to Vendors	15-Dec-98	7-Dec-98	$400,000	$(400,000)	$—

Balance Cash Due at 31-Dec-99			400,000	(400,000)	$—

Transaction Summary of Promissory Note Payments

P-Notes Issued 30-Sept-98	Due Date	Paid Date	Principle	+Interest	Total US$
AB2 Promissory Note-#1	1-Mar-99	Not Yet	$300,000	$45,000	$345,000
AB2 Promissory Note-#2	1-May-99	Not Yet	$300,000	$36,000	$336,000
AB2 Promissory Note-#3	1-Jul-99	Not Yet	$200,000	$18,000	$218,000

Balance Cash Due From Notes at 31-Dec-99			$800,000	$99,000	$899,000

FINAL SUMMARY ACQUISITION COSTS

Total Value Received From Continental by B2 Vendors at 31-Dec-99	$925,619

Total Value Due From Continental to B2 Vendors at 31-Dec-99	$899,000

Total Amount Continental Obliged to Pay Bengara-2 Vendors	$1,824,619

FOA Exhibit-"B"

ProForma—Promissory Note-# 1/2/3

THIS "PROMISSORY NOTE" IS AN AGREEMENT AND PROMISE TO PAY, (hereinafter referred to as "Note-# 1/2/3"), dated effective 31-January-2000 and issued by GeoPetro Resources Company and hereby made binding upon its heirs, successors, assigns, executors, and trustees in bankruptcy (the "Payer") to, and in favor of, Continental Energy Corporation (the "Payee") as partial consideration made by Payer to Payee pursuant to a Farm Out Agreement dated effective 1-January-2000, (the "FOA"), between the Payer, Payee, and certain other parties in accordance with which the Payee delivered Payer a working interest in two Indonesian oil and gas properties known as Apex Bengara and Apex Yapen ("Working Interests"); the terms, conditions, definitions, addresses of the parties and other descriptions as defined in the FOA shall apply to this Promissory Note, a blank and pro-forma copy of which is included attached to the FOA entitled Exhibit-B.

NOW THEREFORE, Payer hereby irrevocably agrees and promises to pay to the Payee as follows:

1.
The Payer shall, and hereby promises and irrevocably covenants, to pay to the Payee, subject to the conditions of this Note-#      , an amount equivalent to the sum of US$ 180,000 (one hundred eighty thousand US Dollars) ("the Payment").

2.
The Payee hereby directs the Payer to make the Payment by wire transfer to the US$ account of the Payee, details of which shall be provided in writing by Payee to Payer immediately upon Payer's request.

3.
The "Payment Due Date" of this Note-#      shall be the last day of      2000. The Payment, or any unpaid balance thereof together with all accrued but unpaid interest thereon shall become due and is immediately thereupon payable by Payer to Payee upon the Payment Due Date.

4.
Payer may make prepayments to the Payee of partial amounts of the Payment or make full Payment at any time prior to the Payment Due Date at Payer's discretion without penalty; provided always that together with such prepayments all accrued but unpaid interest thereupon through the date of such prepayment is also paid.

5.
Payer agrees to pay accumulated "Interest" on any unpaid Payment balance at a rate of seven and one-half percent (7.5%) simple interest per annum. Accrual of such Interest shall commence upon and include the effective date of this Promissory Note and shall continue to accrue and be payable until the date that actual payment of the entire Payment or of any partial pre-payments of the total Payment is made. Accrued Interest shall be prorated to the actual number of days of the month upon the date of any payments. The total amount of accrued but unpaid Interest shall be paid together with the entire Payment upon the Payment Due Date or upon the date of any partial pre-payment thereof.

6.
If for any reason other than a breach of a representation, warranty or covenant by any of Payee, Apex Yapen Ltd. or Apex (Bengara-II) Ltd. under Articles 11, 14, 15, 16 or 17 of FOA the Payer does not make the Payment together with accrued but unpaid Interest thereon to the Payee on or before the Payment Due Date, then the Payer shall immediately upon the day after the Payment Due Date be held in "Default" of Payer's obligations hereunder.

7.
In the case of Default the only remedy available to Payer to cure such Default shall be for Payer to forthwith give up, forfeit to and immediately assign to the Payee ("Tender") an undivided 5.55% Working Interest in the Apex Bengara-II and Apex Yapen joint ventures to the Payee; provided, however, that at the time of any Default, if Payer holds less than a 40% Working Interest, then Payer shall only Tender that portion of any of its remaining Working Interest which is equivalent 5.55 divided by 40.

8.
Provided that if any such Default is remedied and cured by satisfactory delivery by Payer to Payee of the Working Interest in the manner provided for in clause-7 above , then immediately thereupon this Note-#      shall terminate and the Payer shall be released from his Payment obligations hereunder. In such case,

(i)
Payer shall not forfeit any revenue entitlements due under the JOAs attributable to the amount of Working Interest so assigned by Payer to Payee to cure Payer's Default and

(ii)
any costs already paid by Payer to the JV arising pursuant to the JOA and attributable and limited to the amount of Working Interest so assigned by Payer to Payee to cure Payer's Default shall be credited and adjusted against future Cash Calls (as defined in the JOAs) proportionally to the Working Interests of the JV Participants.

9.
Until such time as the Payer has fully discharged his obligations hereunder by delivering full Payment and accrued Interest to the Payee or by a Tender, the Payer hereby covenants not to, and the Payer shall not and is not entitled to sell, assign, transfer, hypothecate, pledge as collateral or grant a security interest in or over or otherwise encumber all or any portion of Payer's Working Interest in the Apex Bengara-II and Apex Yapen Joint Ventures except as expressly provided for:

(i)
in respect of a sale and assignment of a portion of Payer's Working Interest pursuant to a farm out by Payer made with Payee's prior knowledge and permission as per Article-15 of the FOA; or

(ii)
in respect of a Default curing assignment made to the Payee as provided for in clause-7 above; or

(iii)
in respect of an assignment of not less than 100% of the Payer's then-existing Working Interest to an affiliated corporation in which the Payer holds at least a 51% majority interest.

IN WITNESS WHEREOF, the Payer, GeoPetro Resource Company, has caused this Promissory Note to be signed in favor of the Payee, Continental Energy Corporation, by its duly authorized representative:

Mr. S.J. Doshi, President Duly Authorized GeoPetro Representative

QuickLinks

  EXHIBIT 10.1
APEX BENGARA-II AND YAPEN FARM OUT AGREEMENT
PURCHASE PRICE PAYMENT SCHEDULE
EXHIBIT A
FOA Exhibit-"B" ProForma—Promissory Note-# 1/2/3